UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2017

Everi Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

N/A

 (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In connection with Everi Holdings Inc.’s (the “Company”) previously announced proposed refinancing of its outstanding $335 million aggregate principal amount of Senior Secured Notes due 2021 and its existing First Lien Term Loan that matures in 2020, representatives of the Company will make presentations to potential lenders that include the slides attached to this report as Exhibit 99.1 (the “Lender Presentation”) and incorporated herein by reference.

The Lender Presentation contains proposed debt terms, which have not been negotiated and remain subject to change. The consummation and actual terms of the proposed refinancing are subject to a number of factors, including market conditions, negotiation and execution of definitive agreements and satisfaction of customary closing conditions. There can be no assurance that the refinancing will occur, or, if it does, as to the terms of the refinancing.

The Lender Presentation also includes certain financial measures that are not in accordance with accounting principles generally accepted in the United States (“GAAP”) and a discussion of the reasons why the Company’s management believes that presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations. Reconciliations of the non-GAAP financial measures to GAAP appear in the Lender Presentation and certain earning releases located on the Company’s website, as discussed further in the Lender Presentation attached hereto as Exhibit 99.1.

The preliminary unaudited 2017 first quarter results and last twelve months ended March 31, 2017 results set forth in the Lender Presentation are derived from preliminary internal financial reports and are subject to revision upon the completion of the Company’s customary financial reporting process, including customary reviews, internal audit procedures and approvals. Accordingly, actual results may differ from these preliminary results and such differences may be material.

This report, including the Lender Presentation, contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. These forward-looking statements involve certain risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in this report and the Lender Presentation.

The information contained in the Lender Presentation is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is being furnished in this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Lender Presentation, dated April 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: April 12, 2017	By:	/s/ Todd A. Valli
	Name:	Todd A. Valli
	Title:	Senior Vice President, Corporate Finance and Chief Accounting Officer